Exhibit 10.1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ASSET CONTRIBUTION AND SEPARATION AGREEMENT

by and between

BIOTIME, INC.

and

AGEX THERAPEUTICS, INC.

Dated as of August 17, 2017

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

ARTICLE 1 – The Contribution and Assumption of Liabilities		2

1.1	Contribution of BioTime Assets	2

1.2	Issuance to BioTime of AgeX Shares	3

1.3	Assumption of Liabilities	4

1.4	Consents; Assignments Not Effected at Closing	5

1.5	Disclaimer of Representations and Warranties	7

1.6	BioTime Licensed IP; AgeX Licensed IP; Reservations of Rights	7

1.7	Closing	8

ARTICLE 2 – Conditions Precedent to AgeX’s Obligation to Close		8

2.1	Performance of Obligations	8

2.2	Closing Documents	8

2.3	Contributed BioTime Assets	9

2.4	No Litigation	9

2.5	No Orders	9

ARTICLE 3 – Conditions Precedent to BioTime’s Obligation to Close		9

3.1	Performance of Obligations	9

3.2	Documents	9

3.3	No Litigation	10

3.4	No Orders	10

3.5	Financing	10

ARTICLE 4 – The Distribution		10

4.1	Stock Dividend to BioTime Shareholders; Distribution	10

4.2	Fractional Shares	11

4.3	Adjustment to Number of AgeX Shares	11

4.4	Terms of the Distribution	11

4.5	Conditions to Distribution	11

4.6	Actions in Connection with the Distribution	13

ARTICLE 5 – The Financing		14

5.1	Offer and Sale of Common Stock	14

5.2	Share Exchange Option	14

ARTICLE 6 – Post-Closing Covenants		14

6.1	Further Assurances	14

6.2	Post Closing Access	15

6.3	Confidentiality	19

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4	Privilege Matters	21

6.5	Non-Competition; Non-Solicitation	22

6.6	Restriction On Sale of Capital Stock and Certain Transactions	23

ARTICLE 7 – Termination		24

7.1	Termination Events	24

7.2	Termination Procedures	25

7.3	Effect of Termination	25

ARTICLE 8 – Indemnification		25

8.1	Indemnification by BioTime	25

8.2	Indemnification by AgeX	25

8.3	Procedures	26

8.4	Defense of Third Party Claims	27

8.5	Ancillary Agreements	27

ARTICLE 9 – Miscellaneous Provisions		27

9.1	Tax Matters	27

9.2	Employee Matters	27

9.3	Shared Facilities and Services	27

9.4	Independent Investigation; Sole Representations	28

9.5	Publicity	28

9.6	Fees & Expenses	29

9.7	Attorneys’ Fees	29

9.8	Notices	30

9.9	Headings	30

9.10	Counterparts and Exchanges by Electronic Transmission or Facsimile	30

9.11	Governing Law; Venue	30

9.12	Successors and Assigns; Parties in Interest	31

9.13	Specific Performance	31

9.14	Waiver	32

9.15	Amendments	32

9.16	Severability	32

9.17	Entire Agreement	32

9.18	Construction	32

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ASSET CONTRIBUTION AND SEPARATION AGREEMENT

THIS ASSET CONTRIBUTION AND SEPARATION AGREEMENT (this “Agreement”) is entered into as of August 17, 2017, by and among: BioTime, Inc., a California corporation (“BioTime”), and AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

BACKGROUND

WHEREAS, BioTime, acting through its direct and indirect subsidiaries and affiliates, currently conducts the BioTime Business and the AgeX Business;

WHEREAS, the Board of Directors of BioTime (the “BioTime Board”) has determined that it is appropriate, desirable and in the best interests of BioTime and its shareholders to organize and separately finance a new subsidiary, AgeX Therapeutics, Inc., to continue to pursue certain BioTime research and development programs that have not yet advanced to the point of clinical development;

WHEREAS, in order to organize AgeX, the Board has determined that it is appropriate, desirable and in the best interests of BioTime and its shareholders for (i) BioTime to effect the Contribution by contributing to AgeX the Contributed BioTime Assets in exchange for shares of AgeX Common Stock to be issued by AgeX to BioTime, (ii) BioTime or certain BioTime subsidiaries to license certain IP Rights to AgeX, (iii) AgeX or certain AgeX subsidiaries to grant BioTime options to license certain IP Rights from AgeX; and (iv) BioTime and AgeX to enter into certain other agreements;

WHEREAS, concurrent with the Contribution, AgeX shall complete the Financing through which AgeX shall issue and sell AgeX Common Stock to Third Party investors for cash to fund AgeX operations;

WHEREAS, (i) the Board has (x) determined that the Distribution and the other transactions contemplated by this Agreement and the Ancillary Agreements (as defined below) have a valid business purpose, are in furtherance of and consistent with its business strategy and are in the best interests of BioTime and its shareholders and (y) approved this Agreement and each of the Ancillary Agreements and (ii) the board of directors of AgeX has approved this Agreement and each of the Ancillary Agreements (to the extent AgeX is a party thereto);

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions and certain other agreements relating to the relationship of BioTime and AgeX and their respective subsidiaries following the Contribution and Financing; and

WHEREAS, at some point in the future, following the Financing, BioTime may decide to effect the Distribution, and it is the intention of the Parties that the Contribution and the Distribution, taken together, would qualify as a transaction that is tax-free for U.S. federal income tax purposes under Section 355 and Section 368(a)(1)(D) of the Code;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1
THE CONTRIBUTION AND ASSUMPTION OF LIABILITIES

1.1          Contribution of BioTime Assets. BioTime shall contribute, transfer and convey, and issue to AgeX, at the Closing, all of its right, title and interest in the following tangible and intangible assets (collectively, the “Contributed BioTime Assets”) on the terms and subject to the conditions set forth in this Agreement:

(a)           Patents and Patent Applications: All of the patents and patent applications identified on Schedule 1.1(a), and all active prosecution cases related thereto (the patents and patent applications referred to in this Section 1.1(a), and all active prosecution cases related thereto, being referred to in this Agreement as the “BioTime Contributed Patents”);

(b)           Other Intellectual Property: All of the trade secrets, know-how and other IP Rights (other than patent rights, which are addressed in Section 1.1(a)) identified on Schedule 1.1(b) (the BioTime Contributed Patents, together with the IP Rights referred to in this Section 1.1(b), being referred to in this Agreement as the “BioTime Contributed IP”);

(c)           Biological Materials: All of the biological materials identified on Schedule 1.1(c) (the biological materials referred to in this Section 1.1(c) being referred to in this Agreement as the “BioTime Contributed Biological Materials”); provided, however, that BioTime shall not be obligated to contribute, transfer and convey any BioTime Contributed Biological Materials that are lost or destroyed (without any intentional action by BioTime) following the date hereof;

(d)           Equipment: All of the equipment identified on Schedule 1.1(d) (it being understood that equipment owned by a Third Party and leased to BioTime shall not constitute a BioTime Contributed Asset);

(e)           Inventory: All of the finished goods, works in process, raw materials and supplies identified on Schedule 1.1(e) to the extent in BioTime’s possession on the Closing Date;

(f)           Contracts: All rights of BioTime under the contracts identified on Schedule 1.1(f) (the “BioTime Contributed Contracts”);

(g)           Files and Records: Copies of all books and records (including accounting records, vendor files, customer lists, accounts receivable and payable records) related to the BioTime Contributed Assets, and all lab note books, files and data identified on Schedule 1.1(g); provided, however, that BioTime shall be entitled to retain, subject to the confidentiality obligations contained herein, copies of such items following the Closing;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)           Regulatory Filings: All of the Regulatory Filings of BioTime identified on Schedule 1.1(h);

(i)            Government Authorizations.  To the extent permitted by law, all licenses, Government Authorizations, approvals and authorizations of BioTime by any Governmental Body that are identified on Schedule 1.1(i);

(j)            Prepaid Expenses: All prepaid expenses, credits, advance payments, security, deposits, charges, sums and fees related to the Contributed BioTime Assets;

(k)           Warranties: All of BioTime’s warranties, indemnities and all similar rights against third parties to the extent related to the Contributed BioTime Assets;

(l)            LifeMap Discovery:  All of BioTime’s right, title, and interest in and to the software database product that the Company markets as LifeMap Discovery, including all source code, documentation, data, copyrights, and trademarks;

(m)          24,000,000 shares of common stock, no par value, of ReCyte Therapeutics, Inc., a California corporation (“ReCyte”), 14,071,428 shares of common stock, no par value, of LifeMap Sciences, Inc., a California corporation (“LifeMap”), and 11,400,000 shares of common stock, no par value, of Ascendance Biotechnology, Inc., a Delaware corporation (“Ascendance”);

(n)           $0.50 per AgeX share paid by investors who elect to receive the Share Exchange Option from BioTime as provided in Section 5.2; and

(o)           Goodwill: All goodwill associated with any of the Contributed BioTime Assets.

(p)          For all purposes under this Agreement, and for purposes of the Contribution, BioTime shall be deemed to be contributing, assigning, transferring or conveying those assets, rights and properties expressly identified as being contributed, transferred or conveyed by BioTime on Schedule 1.1(a), Schedule 1.1(b), Schedule 1.1(c), Schedule 1.1(d), Schedule 1.1(e), Schedule 1.1(f), Schedule 1.1(g), Schedule 1.1(h), and Schedule 1.1(i), , and good will associated there with and any other assets of BioTime that are used exclusively in the AgeX Business.

1.2          Issuance to BioTime of AgeX Shares. At the Closing, as consideration for the Contributed BioTime Assets, AgeX shall issue and deliver to BioTime 28,800,000 shares of AgeX Common Stock (the “AgeX Shares”), which shall constitute not less than 80% of shares of Common Stock to be issued and outstanding immediately following the Closing, including all shares of Common Stock issued and sold by AgeX in the Financing.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3          Assumption of Liabilities.

(a)           AgeX Liabilities. Simultaneously with the Closing, AgeX shall assume and be liable for, and shall pay, perform and discharge, when due, all of the following Liabilities, which shall be deemed “AgeX Liabilities”: (i) Liabilities expressly identified on Schedule 1.3; (ii) Liabilities relating primarily to, arising primarily out of or resulting primarily from, the operation or conduct of the AgeX Business, as conducted at any time from July 1, 2017, at or after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of any AgeX Group Member or BioTime Group Member); (iii) Liabilities relating primarily to, arising primarily out of or resulting primarily from the operation or conduct of any business or other activities conducted by any AgeX Group Member from July 1, 2017, at any time after the Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person’s authority) of any AgeX Group Member), whether or not such business constitutes a part of the AgeX Business; (iv) Liabilities relating primarily to, arising primarily out of or resulting primarily from the ownership or use of the Contributed BioTime Assets, whether arising before, on, or after the Closing Date; (v) Liabilities allocated to or assumed by any AgeX Group Member pursuant to the Employment Matters Agreement, (vi) Liabilities allocated to or assumed by any AgeX Group Member pursuant to the Tax Matters Agreement; (vii) Liabilities arising under or resulting from BioTime Contributed Contracts, including but not limited to (A) payments due and owing under any BioTime Contributed Contract whether arising before, on or after the Closing Date, (B) any Liabilities or obligations arising out of any breach of or default by any BioTime Group Member under any provision of any BioTime Contributed Contract, including any liabilities or obligations attributable to any failure by any BioTime Group Member to perform thereunder or comply with the terms thereof; (viii) any and all Liabilities (including under applicable federal and state securities Laws) relating to, arising out of or resulting from (A) the Form 10 or the Information Statement contained therein, except to the extent specifically arising from information about any BioTime Group Member and not pertaining to our about any AgeX Group Member or the AgeX Business, and (B) any information disclosed, or the failure of AgeX to disclose any material information, to any purchaser of Common Stock in the Financing or the failure of AgeX to register the offer and sale of its Common Stock under the Securities Act or the securities laws of any state or other jurisdiction; (ix) Liabilities relating to or arising out of or resulting from any Proceeding, pending on or before, or brought or arising after, the Closing Date, related to (A) the AgeX Business or any other business or activities conducted by or any act or omission of any AgeX Group Member, (B) any BioTime Contributed Asset, or (C) any BioTime Contributed Contract; and (x) the AgeX Transaction Expenses.

(b)           BioTime Retained Liabilities.  Notwithstanding Section 1.3(a), the parties agree that AgeX Group Members are not assuming, and the AgeX Liabilities shall not include, any liabilities or obligations of whatever nature of any BioTime Group Member, whether in existence on or before or arising after the Closing Date, and whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing Date, other than those specifically identified as AgeX Liabilities in Section 1.3(a) above (collectively, the “Retained BioTime Liabilities”).  For the avoidance of doubt (and notwithstanding the foregoing provisions of Section 1.3(b)), AgeX shall not assume the following Liabilities, which Liabilities shall be Retained BioTime Liabilities for all purposes hereunder: (i) Liabilities allocated to or assumed by any BioTime Group Member pursuant to the Employment Matters Agreement, (ii) Liabilities allocated to or assumed by any BioTime Group Member pursuant to the Tax Matters Agreement, and (iii) the BioTime Transaction Expenses.

(c)           Assumption Agreements. At the Closing, AgeX shall assume the AgeX Liabilities that are, at the time of Closing, Liabilities of any BioTime Group Member rather than direct liabilities of any AgeX Group Member (the “Assumed BioTime Liabilities”) by delivery of an assumption agreement to BioTime, substantially in the form of Exhibit B (each, an “Assumption Agreement”).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.4          Consents; Assignments Not Effected at Closing.

(a)           Prior to Closing, and, if applicable, prior to the Distribution, BioTime and AgeX shall use commercially reasonable efforts, and shall cooperate with each other, to obtain any Consent required for the transfer and assignment of all BioTime Contributed Assets, including all BioTime Contributed Contracts, to AgeX or one or more other AgeX Group Members, and to obtain any release, substitution or amendment required to novate any and all BioTime Contributed Contracts or to obtain in writing the unconditional release of all BioTime Group Members from such BioTime Contributed Contracts, and to permit AgeX or another AgeX Group Member to assume the Liabilities of BioTime or any other BioTime Group Member under the BioTime Contributed Contracts.

(b)           Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of this Section 1.4, to the extent that the sale, assignment, transfer, conveyance or delivery, or attempted sale, assignment, transfer, conveyance or delivery of any Contributed BioTime Asset to AgeX or to any other AgeX Group Member, including any BioTime Contributed Contract, would result in a violation of applicable Legal Requirements or would require the Consent of a Person (including any Governmental Body), who is not a Party to this Agreement or an Affiliate of a Party to this Agreement including any Consent required to release any BioTime Group Member from a BioTime Contributed Contract, and such Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or an attempted sale, assignment, transfer, conveyance or delivery, of such Contributed BioTime Asset and assumption of such BioTime Contributed Contract; provided, however, that, subject to the satisfaction or waiver of the conditions contained in ARTICLE 2 and ARTICLE 3, the Closing shall occur notwithstanding the foregoing.  For the avoidance of doubt, nothing in this Section 1.4 or otherwise in this Agreement shall be deemed to modify or waive the requirements set forth in Section 2.2(e) or Section 3.2(g) with respect to the Consents required to be delivered at or prior to Closing and listed on Schedule 2.2(e) or Schedule 3.2(g).

(c)           If any Consent required for BioTime to transfer or assign any BioTime Contributed Asset to AgeX or another AgeX Group Member is not obtained on or before Closing, BioTime and AgeX shall use commercially reasonable efforts, and shall cooperate with each other, following the Closing to obtain such Consent.  Once such Consent is obtained, BioTime shall sell, assign, transfer, convey and deliver to AgeX or another AgeX Group Member such BioTime Contributed Asset.  BioTime shall hold such BioTime Contributed Asset for the use and benefit of the AgeX Group, and to the extent commercially reasonable and feasible and permitted by Applicable Law, BioTime shall provide AgeX (or such other Age X Group Members as AgeX may designate) with the use and possession of such BioTime Contributed Asset prior to the receipt of the Consent required for the transfer of the BioTime Contributed Asset to AgeX or another AgeX Group Member.  The AgeX Group shall bear the risk of loss of such BioTime Contributed Asset, until such Consent is received and the transfer is completed, and any and all costs incurred by the BioTime Group in connection with the continued possession or ownership of such BioTime Contributed Asset prior to the date any such required Consent is obtained shall be borne and reimbursed, promptly upon request, to BioTime by AgeX.  In the case of BioTime Contributed Patents or other BioTime Contributed IP, AgeX shall bear and reimburse BioTime, promptly upon request, for any and all costs and expenses related to the maintenance, prosecution, and enforcement of such patents or other IP Rights.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           If any Consent required for BioTime to assign any BioTime Contributed Contract to AgeX and for AgeX to assume BioTime’s obligations under any BioTime Contributed Contract or any Assumed BioTime Liability, or to obtain any release, substitution or amendment required to novate any and all BioTime Contributed Contract or Assumed BioTime Liability or to otherwise release of all BioTime Group Members from such BioTime Contributed Contract or Assumed BioTime Liability, is not obtained on or before Closing, BioTime and AgeX shall use commercially reasonable efforts, and shall cooperate with each other, following the Closing to obtain such Consent, release, substitution or amendment.  Once such Consent, release, substitution or amendment is obtained, BioTime shall sell, assign, transfer, convey and deliver to AgeX, and AgeX shall assume such BioTime Contributed Contract or Assumed BioTime Liability.  Any and all costs incurred by the BioTime Group in connection with the continued performance of obligations under any BioTime Contributed Contract or Assumed BioTime Liability prior to the date any such required Consent, release, substitution or amendment is obtained shall be borne and reimbursed to BioTime by AgeX promptly upon request.

(e)           After the Closing Date, BioTime Group Members may receive mail, packages and other communications intended to be sent or properly belonging to AgeX Group Members, and AgeX Group Members may receive mail, packages and other communications intended to be sent or properly belonging to BioTime Group Members. Accordingly, at all times after the Closing Date, the BioTime Group Member or AgeX Group Member receiving any such mail, package and other communication shall be entitled to open the same and to the extent that it does not relate to the business of the receiving company, the receiving company shall promptly deliver such mail, package or other communication (or, in case the same also relates to the business of the receiving company, copies thereof) to such the company to which it relates. The provisions of this Section 1.4(e) are not intended to, and shall not, be deemed to constitute an authorization by any BioTime Group Member to permit any AgeX Group Member to accept service of process on its behalf or constitute any AgeX Group member an agent for service of process, or authorization by any AgeX Group Member to permit any BioTime Group Member to accept service of process on its behalf or constitute any BioTime Group member an agent for service of process.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5          Disclaimer of Representations and Warranties.

(a)           EACH OF BIOTIME (ON BEHALF OF ITSELF AND EACH MEMBER OF THE BIOTIME GROUP) AND AGEX (ON BEHALF OF ITSELF AND EACH MEMBER OF THE AGEX GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT, NO PARTY TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR BY ANY ANCILLARY AGREEMENT OR OTHERWISE, IS REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS  TO (I) THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, ASSIGNED, OR TRANSFERRED TO OR ASSUMED BY AGEX OR ANY AGEX GROUP MEMBER, (II) ANY CONSENTS OR GOVERNMENTAL APPROVALS, (III) THE VALUE OF ANY BIOTIME CONTRIBUTED ASSETS OR FREEDOM OF ANY BIOTIME CONTRIBUTED ASSETS FROM ANY SECURITY INTERESTS, (IV) NONINFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING ANY IP RIGHTS, (V) THE ENFORCEABILITY, ABSENCE OF ANY DEFENSES, OR RIGHT OF SETOFF WITH RESPECT TO ANY BIOTIME CONTRIBUTED CONTRACT, OR (VI) THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER TO CONVEY TITLE TO ANY ASSET OR THING OF VALUE.  EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN OR IN ANY ANCILLARY AGREEMENT, ALL SUCH ASSETS ARE BEING TRANSFERRED ON AN “AS IS, WHERE IS” BASIS AND THE TRANSFEREE SHALL BEAR THE ECONOMIC AND LEGAL RISKS THAT (X) ANY CONVEYANCE, TRANSFER, OR ASSIGNMENT SHALL PROVE TO BE INSUFFICIENT TO VEST IN THE TRANSFEREE GOOD TITLE, FREE AND CLEAR OF ANY LIEN, SECURITY INTEREST, OR OTHER ENCUMBRANCE OR ADVERSE CLAIM, AND (Y) ANY NECESSARY CONSENTS OR GOVERNMENTAL APPROVALS ARE NOT OBTAINED OR THAT ANY LEGAL REQUIREMENTS, ORDERS, OR JUDGMENTS ARE NOT COMPLIED WITH.

(b)           Each of BioTime (on behalf of itself and each BioTime Group Member) and AgeX (on behalf of itself and each AgeX Group Member) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in this Section 1.5 is held unenforceable or is unavailable for any reason under the laws of any state, country, or other jurisdiction, and as a result both BioTime or any member of the BioTime Group, on the one hand, and AgeX or any member of the AgeX Group, on the other hand, are jointly or severally liable for any BioTime Retained Liability or any AgeX Liability, then, BioTime and AgeX intend that, notwithstanding any provision to the contrary under any law, the provisions of this Agreement and the Ancillary Agreements (including (i) the disclaimer of all representations and warranties, (ii) allocation of Liabilities among the BioTime Group and AgeX Group, and (iii) releases, indemnification and contribution on account of Liabilities) shall prevail for any and all purposes among the BioTime Group and AgeX Group.

(c)           AgeX, for itself and each and every member of the AgeX Group, hereby waives compliance with the requirements and provisions of any “bulk-sale” or “bulk transfer” laws of any jurisdiction that may be applicable with respect to the transfer, sale, or assignment of any or all of the BioTime Contributed Assets to AgeX or any other AgeX Group Member.

1.6          BioTime Licensed IP; AgeX Licensed IP; Reservations of Rights.

(a)           BioTime Licensed IP.  In addition to the contribution of the Contributed BioTime Assets to AgeX, BioTime or certain BioTime subsidiaries shall, at the Closing, license to AgeX or such AgeX Group Members as AgeX may specify, the Licensed BioTime IP for the fields specified in the applicable License Agreements, on the terms and subject to the conditions set forth in the License Agreements.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           AgeX Licensed IP. At the Closing, AgeX or certain AgeX Group Members shall license to BioTime or such BioTime Group Members as BioTime may specify the Licensed AgeX IP for the fields specified in the applicable License Agreements.

1.7          Closing.

(a)           Subject to Section 1.4 and the satisfaction or waiver of the conditions set forth in ARTICLE 2 and ARTICLE 3, the closing of the Contribution, the license of the Licensed BioTime IP and Licensed AgeX IP, the issuance of the AgeX Shares by AgeX to BioTime, and the assumption of the Assumed BioTime Liabilities by AgeX, in each case pursuant to this Agreement (the “Closing”), shall take place on the second Business Day after the satisfaction or waiver of the last of the conditions set forth in Articles 2 and 3 to be satisfied (other than those conditions that by their nature are to be satisfied at Closing, or at such other time and place as may be agreed upon by BioTime and AgeX). The Closing may be accomplished by the exchange of signatures by overnight mail or by scanned and emailed signatures, as the parties may deem appropriate.  For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing actually takes place.

(b)           At the Closing, AgeX shall issue the AgeX Shares in accordance with Section 1.2 either (i) by book entry of such shares or (ii) by a stock certificate, in the name of BioTime, at the election of BioTime.

ARTICLE 2
CONDITIONS PRECEDENT TO AGEX’S OBLIGATION TO CLOSE

AgeX’s obligation to issue the AgeX Shares and assume the Assumed Liabilities and to take the other actions required to be taken by AgeX at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by AgeX, in whole or in part, in writing):

2.1          Performance of Obligations. The covenants and obligations that BioTime is required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

2.2          Closing Documents. AgeX shall have received the following documents, each of which shall be in full force and effect:

(a)           the License Agreements, duly executed by BioTime or another BioTime Group Member as the licensor; pursuant to which BioTime or another BioTime Group Member will license the Licensed BioTime IP to AgeX or another AgeX Group Member designated by AgeX;

(b)           each of the Ancillary Agreements, duly executed by BioTime;

(c)           a certificate of BioTime’s Secretary, dated as of the Closing Date certifying: (i) the incumbency of the officers of BioTime signing this Agreement, the Ancillary Agreements, and the other documents contemplated herein to be executed and delivered by BioTime; and (ii) the resolutions of the BioTime Board authorizing this Agreement and the Ancillary Agreements to which BioTime is a party and the transactions contemplated herein and therein;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           such bills of sale, endorsements, assignments, stock transfer powers, stock certificates, and other documents as AgeX may, acting reasonably and in good faith, determine to be necessary or appropriate to assign, convey, transfer and deliver to AgeX title to the Contributed BioTime Assets (including notice of assignment to AgeX of the U.S. patents included in the BioTime Contributed Patents); and

(e)           the Consents listed on Schedule 2.2(e) required to transfer or assign BioTime Contributed Assets, including BioTime Contributed Contracts to AgeX.

2.3          Contributed BioTime Assets. BioTime shall have contributed the Contributed BioTime Assets to AgeX.

2.4          No Litigation. No litigation or other Proceeding shall be pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the Contribution.

2.5          No Orders. No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Contribution shall be in effect.

ARTICLE 3
CONDITIONS PRECEDENT TO BIOTIME’S OBLIGATION TO CLOSE

BioTime’s obligation to contribute the Contributed BioTime Assets and to take the other actions required to be taken by BioTime at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by BioTime, in whole or in part, in writing):

3.1          Performance of Obligations. The covenants and obligations that AgeX are required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

3.2          Documents. BioTime shall have received the following documents, each of which shall be in full force and effect:

(a)           the Assumption Agreement between AgeX and BioTime, duly executed by AgeX;

(b)           share certificates (or at BioTime’s election, evidence of book entry) representing the AgeX Shares duly registered in the name of BioTime;

(c)           the License Agreements, duly executed by AgeX or another AgeX Group Member as the licensor; pursuant to which AgeX or another AgeX Group Member will license the Licensed AgeX IP to BioTime or another BioTime Group Member designated by BioTime

(d)           each of the Ancillary Agreements, duly executed by AgeX;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)           a certificate of AgeX’s Secretary, dated as of the Closing Date certifying: (i) the incumbency of the officers of AgeX signing this Agreement, the Ancillary Agreements, and the other documents contemplated herein to be executed and delivered by AgeX and (ii) the resolutions of the board of directors of AgeX authorizing this Agreement and the Ancillary Agreements to which it is a party and the transactions contemplated herein and therein;

(f)           such assignments, assumption agreements and other documents as BioTime may, acting reasonably and in good faith, determine to be necessary or appropriate to effect the assumption by AgeX of the Assumed BioTime Liabilities;

(g)           the Consents listed on Schedule 3.2(g)) required to transfer or assign BioTime Contributed Assets, including BioTime Contributed Contracts to AgeX; and

3.3          No Litigation. No Proceeding shall be pending or threatened in writing seeking to enjoin, delay, prohibit or restrict the consummation of the Contribution.

3.4          No Orders. No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Contribution shall be in effect.

3.5          Financing.  AgeX shall have concurrently sold shares of its Common Stock to investors other than BioTime representing not more than [*] of the outstanding shares of AgeX Common Stock outstanding immediately after such sale and Closing, for not less than [*] (the “Financing”).  The Financing may be consummated in one or more Closings.

ARTICLE 4
THE DISTRIBUTION

4.1          Stock Dividend to BioTime Shareholders; Distribution. Following the completion of the Contribution and Financing, BioTime may cause the Distribution Agent to issue pro rata to the Record Holders pursuant to the distribution ratio determined by the BioTime Board, all of the issued and outstanding shares of AgeX Common Stock held by BioTime (such issuance, the “Distribution”) on the terms and conditions set forth in this Agreement. As of the date of this Agreement, the BioTime Board has not decided whether or not BioTime should effect the Distribution.  On such date after the Closing as may be set by the BioTime Board (the “Distribution Date”), BioTime shall cause the Distribution Agent to make the Distribution, including by crediting the appropriate number of shares of AgeX Common Stock to book entry accounts for each Record Holder or designated transferee or transferees of such Record Holder. For Record Holders who own BioTime Common Stock through a broker or other nominee, their shares of AgeX Common Stock will be credited to their respective accounts by such broker or nominee. No action by any Record Holder (or such Record Holder’s designated transferee or transferees) shall be necessary to receive the applicable number of shares of AgeX Common Stock (and, if applicable, cash in lieu of any fractional shares) such shareholder is entitled to in the Distribution.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2          Fractional Shares. Record Holders who, after aggregating the number of shares of AgeX Common Stock (or fractions thereof) to which such shareholder is entitled to receive in the Distribution, would be entitled to receive a fraction of a share of AgeX Common Stock in the Distribution, will receive cash in lieu of a fractional share. Fractional shares of AgeX Common Stock will not be distributed in the Distribution nor credited to book-entry accounts. The Distribution Agent shall, as soon as practicable after the Distribution Date, (a) determine the number of whole shares and fractional shares of AgeX Common Stock allocable to each Record Holder, (b) aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in open market transactions at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests, and (c) distribute to each such holder, or for the benefit of each such beneficial owner, such holder’s or owner’s ratable share of the net proceeds of such sale, based upon the average gross selling price per share of AgeX Common Stock after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes. BioTime shall bear the cost of brokerage fees and transfer Taxes incurred in connection with these sales of fractional shares, which such sales shall occur as soon after the Distribution Date as practicable and as determined by the Distribution Agent. None of the BioTime Group Members, AgeX Group Members, or the Distribution Agent will guarantee any minimum sale price for the fractional shares of AgeX Common Stock.  No BioTime Group Member or AgeX Group Member will pay any interest on the proceeds from the sale of fractional shares. The Distribution Agent will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the Distribution Agent nor the selected broker-dealers will be Affiliates of BioTime or AgeX.

4.3          Adjustment to Number of AgeX Shares. Prior to the Distribution Date, AgeX shall amend its Certificate of Incorporation to effect a split up of the Common Stock, or shall issue to BioTime and its other stockholders Common Stock on a pro rata basis as a stock dividend, such that BioTime shall hold on the Distribution Date the number of shares of AgeX Common Stock as may be requested by BioTime after consultation with AgeX and the Distribution Agent in order to effect the Distribution.

4.4          Terms of the Distribution. BioTime, in its sole and absolute discretion, shall determine the Distribution Date, the Record Date, and all other terms of the Distribution, including the form, structure and terms of any transactions and/or offerings to effect the Distribution and the timing of and conditions to the consummation thereof. In addition, BioTime may at any time and from time to time until the completion of the Distribution, decide to abandon the Distribution or modify or change the terms of the Distribution, including by changing the Distribution Date and Record Date. Without limiting the foregoing, BioTime shall have the right not to complete the Distribution if, at any time prior to the Distribution Date, the BioTime Board shall have determined, in its sole discretion, that the Distribution is not in the best interests of BioTime or its shareholders, that a sale or other alternative is in the best interests of BioTime or its shareholders, or that it is not advisable at that time for AgeX Business to separate from BioTime.

4.5          Conditions to Distribution. Without limiting the scope of Section 4.4, the obligation of BioTime to consummate the Distribution is subject to the prior or simultaneous satisfaction, or, to the extent permitted by applicable Legal Requirements, waiver by BioTime, in its sole and absolute discretion, of the following conditions. No AgeX Group Member or any Third Party shall have any right or claim to require the consummation of the Distribution, which shall be effected at the sole discretion of BioTime.  Any determination made by BioTime prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section 4.5 shall be conclusive and binding on the Parties. The conditions are for the sole benefit of BioTime and shall not give rise to or create any duty on the part of BioTime or the BioTime Board to waive or not waive any such condition. Each Party will use its commercially reasonable efforts to keep the other Party apprised of its efforts with respect to, and the status of, each of the following conditions:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           the determination by BioTime in its sole discretion that following the Distribution it will have no further liability or obligation whatsoever under any financing arrangements that any AgeX Group Member will be entering into in connection with the Distribution or the operation of its business;

(b)           the SEC shall have declared effective the Form 10, of which the Information Statement forms a part, and no order terminating the registration of the Common Stock under the Exchange Act will be in effect, no Proceeding seeking to terminate such registration shall be pending before or threatened by the SEC, and the Information Statement (or the Notice of Internet Availability of the Information Statement if permitted as a means of delivery under applicable Legal Requirements) shall have been distributed to Registered Holders of BioTime Common Stock;

(c)           the AgeX Common Stock shall have been approved and accepted for listing by the NYSE MKT or Nasdaq, subject to official notice of issuance, or if BioTime so determines the AgeX Common Stock shall have been approved for quotation on the OTC Bulletin Board;

(d)           the receipt and continued validity of a private letter ruling from the United States Internal Revenue Service and the opinion of BioTime tax counsel, in form and substance acceptable to BioTime, substantially to the effect that, among other things, the Contribution and Distribution will, based upon and subject to the assumptions, representations and qualifications set forth therein, qualify as a tax-free transaction under Section 355 and Section 368(a)(1)(D) of the Code, and certain transactions related to the transfer of assets and liabilities to AgeX in connection with the Contribution or Distribution will not result in the recognition of any gain or loss to BioTime, AgeX or their respective shareholders;

(e)           the receipt of such opinion as the BioTime Board may require confirming the solvency of each of BioTime and AgeX after the Distribution, in form and substance acceptable to the BioTime Board in its sole discretion;

(f)            all permits, registrations and Consents required under the securities or blue sky laws of states or other political subdivisions of the United States or of foreign jurisdictions in connection with the Distribution shall have been received, or BioTime shall have received such confirmations as it may require that exemptions from such registrations or consents are available for the Distribution;

(g)           no order, injunction, or decree issued by any Governmental Body of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Distribution or any of the related transactions shall be pending, threatened, issued or in effect, and no other event outside the control of BioTime shall have occurred or failed to occur that prevents the consummation of all or any portion of the Distribution;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)           no Proceeding shall be pending or threatened seeking to restrain, prohibit or enjoin the Distribution, or challenging the legality of the Distribution, or alleging that the Distribution would violate any Legal Requirement or would create any Liability of BioTime or any members of the BioTime Board;

(i)            the BioTime Board shall have declared the Distribution and approved all related transactions (and such declaration or approval shall not have been withdrawn);

(j)            BioTime shall have elected the board of directors of AgeX, as described in the Information Statement, immediately prior to the Distribution;

(k)           AgeX shall have entered into all of the Ancillary Agreements and the Ancillary Agreements shall be in full force and effect; and

(l)            no events or developments shall have occurred or shall exist that, in the sole and absolute judgment of the BioTime Board, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of BioTime or its shareholders.

4.6          Actions in Connection with the Distribution. Prior to the Distribution Date, AgeX shall take the following actions to facilitate the Distribution in compliance with applicable Legal Requirements.

(a)           AgeX shall file with the SEC, at such time as BioTime may request, a Form 10 to register AgeX Common Stock under Section 12(b) or Section 12(g), as requested by BioTime, of the Exchange Act.  AgeX shall file such amendments, supplements, and exhibits to its Form 10 as BioTime may reasonably request or the SEC may require and as may be necessary in order to cause the Form 10 to become and remain effective under the Exchange Act. BioTime shall, or at BioTime’s election, AgeX shall, mail (or deliver by electronic means where not prohibited by applicable Legal Requirements) to the Record Holders of BioTime common shares, at such time on or prior to the Distribution Date as BioTime shall determine, the Information Statement (or a Notice of Internet Availability of such Information Statement if permitted as a means of delivery under applicable Legal Requirements), as well as any other information concerning AgeX, its business, operations and management, the Contribution, and such other matters as BioTime shall reasonably determine are necessary and as may be required by applicable Legal Requirements.  Promptly after receiving a request from BioTime, AgeX shall prepare and, in accordance with applicable Legal Requirements, file with the SEC any such documentation that BioTime reasonably determines is necessary or desirable to effectuate the Distribution, and, subject to BioTime’s rights under Section 4.5, BioTime and AgeX shall each use commercially reasonable efforts to obtain all necessary approvals from the SEC with respect thereto as soon as practicable.

(b)           AgeX shall use commercially reasonable efforts in preparing, filing with the SEC and causing to become effective, on or as soon as reasonably practicable after the Distribution Date, a registration statement under the Securities Act as may be required in connection with the establishment of, or amendments to, any stock option or other employee benefit plans of AgeX.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           AgeX shall use commercially reasonable efforts to prepare and have approved and made effective, an application for the original listing of the AgeX Common Stock on the NYSE MKT or Nasdaq, subject to official notice of distribution.

(d)           Nothing in this Section 4.6 shall be deemed to shift or otherwise impose on BioTime liability for any portion of the Form 10 or Information Statement.

ARTICLE 5
THE FINANCING

5.1          Offer and Sale of Common Stock.  AgeX shall use its commercially reasonable best efforts to raise gross proceeds of not less than [*] from the offer and sale of shares of its Common Stock to Persons who qualify as “accredited investors” as defined in Rule 501 under the Securities Act, in a transaction exempt from registration under the Securities Act pursuant to Rule 506 (and to the extent applicable, Regulation S) thereunder (the “Financing”).  The total number of shares of Common Stock sold in the Financing shall not exceed [*] of the shares of Common Stock outstanding upon consummation of the Contribution and the Financing.  Subject to BioTime’s prior consent, AgeX may offer and sell shares of preferred stock convertible into Common Stock, provided that (i) such preferred stock shall, by its terms, automatically be converted into shares of Common Stock upon the Distribution, and (ii) the number of shares of Common Stock issuable upon conversion of the preferred stock issued in the Financing, plus any Common Stock issued and sold in the Financing, shall not exceed [*] of the shares of Common Stock outstanding upon consummation of the Contribution and the Financing as if such preferred stock had been converted into Common Stock on the Closing Date.

5.2          Share Exchange Option.  In connection with the Financing, BioTime agrees to enter into an Option Agreement with each purchaser of AgeX securities in the Financing who elects to receive from BioTime an option entitling the purchaser to exchange shares of AgeX Common Stock purchased in the Financing for BioTime common shares at an exchange ratio and subject to the terms and conditions of the Option Agreement (the “Share Exchange Option”). Investors who elect to receive the Share Exchange Option shall pay $0.50 per share in addition to the purchase price of AgeX securities in the Financing. BioTime agrees that the additional $0.50 per share paid by investors for the Share Exchange Option may be collected directly from investors by AgeX and shall be part of the Contributed BioTime Assets.

ARTICLE 6
POST-CLOSING COVENANTS

6.1          Further Assurances.

(a)           From and after the Closing, each Party shall cooperate with the other Party, and shall cause to be executed and delivered such documents as the other Party may reasonably request, for the purpose of perfecting, completing, or documenting the transactions contemplated by this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           After the Closing, if BioTime or any BioTime Group Member receives any payment, refund or other amount that is a Contributed BioTime Asset or otherwise belongs to any AgeX Group Member, BioTime shall promptly remit or shall cause to be remitted such amount to AgeX.  Any payment, refund or other amount that relates to a BioTime Contributed Asset, including any BioTime Contributed Contract, with respect to a period on or after the Closing Date shall belong to AgeX unless such payment, refund, or other amount is expressly excluded from the BioTime Contributed Assets in a Schedule to this Agreement.

(c)           After the Closing, if any AgeX Group Member receives any payment, refund or other amount that is properly due and owing to a BioTime Group Member, AgeX shall promptly remit or shall cause to be remitted such amount to BioTime Group Member.  Any payment, refund or other amount that relates to a period prior to Closing shall belong to BioTime unless such payment, refund, or other amount is expressly listed as a BioTime Contributed Asset in a Schedule to this Agreement.

6.2          Post Closing Access. Each Party agrees to provide the assistance and access set forth in this Section 6.2, subject to Section 6.3.

(a)           During the Access Period each Party shall provide the other Party the following information, access, and assistance:

(i)            Access to Books and Records.  Reasonable access to its properties, books and records, and personnel having knowledge of the content of such books and records, for purposes reasonably related to compliance with Legal Requirements.

(ii)           Work Papers and Auditor Personnel. Except to the extent otherwise contemplated by the Ancillary Agreements and subject to Section 6.3, AgeX shall authorize and request its auditors to make reasonably available to BioTime’s auditors both the personnel who performed or are performing the annual audits of AgeX’s financial statements and work papers related to the annual audits (subject to the execution of any reasonable and customary access letters that AgeX’s auditors may require in connection with the review of such work papers by BioTime’s auditors), in all cases within a reasonable time prior to BioTime’s auditors’ opinion date, so that the BioTime’s auditors are able to perform the procedures they reasonably consider necessary to take responsibility for the work of the AgeX’s auditors as it relates to BioTime’s auditors’ report on BioTime’s financial statements, all within sufficient time to enable BioTime to meet its timetable for the filing of its annual audited financial statements with the SEC. BioTime shall authorize and request its auditors to make reasonably available to AgeX’s auditors personnel and work papers to the same extent as AgeX is obligated to make its auditor’s personnel and work papers available to BioTime’s auditors, to permit AgeX to timely file its annual audited financial statements with the SEC.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)          Current, Quarterly and Annual Reports. At least three (3) Business Days prior to the earlier of public dissemination or filing with the SEC, each Party shall deliver to the other Party, a reasonably complete draft of any earnings news release, any filing with the SEC, including, but not limited to Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K or any other annual report purporting to fulfill the requirements of 17 CFR 240-14c-3, and any amendments thereof, provided, further, that, to the extent AgeX’s first proxy statement for an annual meeting of shareholders held after the fiscal year during which the Distribution occurs, or after the fiscal year during which BioTime ceases to consolidate the financial statements of AgeX with those of BioTime for financial reporting purposes, discusses BioTime compensation programs, AgeX shall substantially conform its proxy statement to BioTime’s proxy statement (or to information that BioTime provides to AgeX under cover of a written communication stating that BioTime intends to include such information in BioTime’s proxy statement) for such year. Each Party shall notify the other Party as soon as reasonably practicable after becoming aware of any material accounting differences between the financial statements to be included in such Party’s Annual Report on Form 10-K and the pro-forma financial statements included, as applicable, in the Form 10 filed by AgeX for the Distribution or the Form 8-K to filed by BioTime on or about the time of the Distribution or the time after which BioTime ceases to consolidate the financial statements of AgeX with those of BioTime for financial reporting purposes. If any such differences are disclosed to any Party as provided in this paragraph, the Parties shall meet or otherwise confer as soon as reasonably practicable thereafter, and in any event prior to the filing of any Annual Report on Form 10-K, to resolve such differences and the effects thereof on the Parties’ applicable Annual Reports on Form 10-K.

(iv)          Other Information by BioTime Subject to compliance with the terms of the Ancillary Agreements, BioTime shall provide AgeX information that (A) primarily relates to AgeX or the AgeX Business, as the case may be, or (B) is necessary for AgeX to comply with the terms of, or otherwise perform under, any Ancillary Agreement to which BioTime and/or AgeX are parties.  Such information shall be provided, as soon as reasonably practicable following the receipt of such request, at the expense of AgeX.  BioTime shall be required to provide only such information in the possession or control of BioTime or any of BioTime Affiliates, and only to the extent such information is not already in the possession or control of AgeX.  BioTime may provide appropriate copies of such information, except that originals shall be provided if AgeX has a reasonable need for such originals; provided that, to the extent any originals are delivered to AgeX pursuant to this Agreement or the Ancillary Agreements, AgeX shall, at its own expense, return them to BioTime within a reasonable time after the need to retain such originals has ceased.  If BioTime, in its sole discretion, determines that any such access or the provision of any such information would violate any Legal Requirement or any Contract with a Third Party or could reasonably result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, BioTime shall not be obligated to provide such information requested by AgeX.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)           Other Information by AgeX. Subject to compliance with the terms of the Ancillary Agreements, AgeX shall provide BioTime information that (A) primarily relates to BioTime or the BioTime Business, as the case may be, or (B) is necessary for BioTime to comply with the terms of, or otherwise perform under, any Ancillary Agreement to which AgeX and/or BioTime are parties.  Such information shall be provided, as soon as reasonably practicable following the receipt of such request, at the expense of BioTime.  AgeX shall be required to provide only such information in the possession or control of AgeX or any of AgeX Affiliates, and only to the extent such information is not already in the possession or control of BioTime.  AgeX may provide appropriate copies of such information, except that originals shall be provided if BioTime has a reasonable need for such originals; provided that, to the extent any originals are delivered to BioTime pursuant to this Agreement or the Ancillary Agreements, BioTime shall, at its own expense, return them to AgeX within a reasonable time after the need to retain such originals has ceased.  If AgeX, in its sole discretion, determines that any such access or the provision of any such information would violate any Legal Requirement or any Contract with a Third Party or could reasonably result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, AgeX shall not be obligated to provide such information requested by BioTime.

(b)           Other than in circumstances in which indemnification is sought pursuant to ARTICLE 8 (in which event the provisions of such ARTICLE 8 shall govern) or for matters related to provision of tax records (in which event the provisions of the Tax Matters Agreement shall govern) and subject to appropriate restrictions for Privileged Information or Confidential Information, at all times, each Party shall provide the other Party the following information, access, and assistance at all times:

(i)            BioTime shall provide AgeX all information that (A) is reasonably required by AgeX to comply with reporting, disclosure, filing or other requirements imposed on AgeX (including under applicable securities Legal Requirements) by a Governmental Body having jurisdiction over AgeX, or (B) is for use in any Proceeding (other an a Proceeding in which any  BioTime Group Member is an opposing party) or in order to satisfy audit, accounting, claims, regulatory, litigation, or other similar requirements, as applicable. BioTime shall be required to provide only such information in the possession or control of BioTime or any of BioTime Affiliates, and only to the extent such information is not already in the possession or control of AgeX.  BioTime may provide appropriate copies of such information, except that originals shall be provided if AgeX has a reasonable need for such originals; provided that, to the extent any originals are delivered to AgeX pursuant to this Agreement or the Ancillary Agreements, AgeX shall, at its own expense, return them to BioTime within a reasonable time after the need to retain such originals has ceased.  If BioTime, in its sole discretion, determines that any such access or the provision of any such information would violate any Legal Requirement or any Contract with a Third Party or could reasonably result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, BioTime shall not be obligated to provide such information requested by AgeX.

(ii)           AgeX shall provide BioTime all information that (A) is reasonably required by BioTime to comply with reporting, disclosure, filing or other requirements imposed on BioTime (including under applicable securities Legal Requirements) by a Governmental Entity having jurisdiction over BioTime, or (B) is for use in any Proceeding (other an a Proceeding in which any  AgeX Group Member is an opposing party) or in order to satisfy audit, accounting, claims, regulatory, litigation, or other similar requirements, as applicable. AgeX shall be required to provide only such information in the possession or control of AgeX or any of AgeX Affiliates, and only to the extent such information is not already in the possession or control of BioTime.  AgeX may provide appropriate copies of such information, except that originals shall be provided if BioTime has a reasonable need for such originals; provided that, to the extent any originals are delivered to BioTime pursuant to this Agreement or the Ancillary Agreements, BioTime shall, at its own expense, return them to AgeX within a reasonable time after the need to retain such originals has ceased.  If AgeX, in its sole discretion, determines that any such access or the provision of any such information would violate any Legal Requirement or any Contract with a Third Party or could reasonably result in the waiver of any attorney-client privilege, rights under the work product doctrine or other applicable privilege, AgeX shall not be obligated to provide such information requested by BioTime.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Nothing in this Section 6.2 shall require any Party to violate any Contract with any Third Party regarding the confidentiality of confidential and proprietary information belonging or relating to that Third Party or its business; provided, however, that in the event that a Party is required to provide any such information, such Party shall use commercially reasonable efforts to seek to obtain such Third Party’s written consent to the disclosure of such information.

(d)           Each Party shall inform its officers, employees, agents, consultants, advisors, authorized accountants, counsel and other designated representatives who have or have access to the other Party’s Confidential Information or other information provided pursuant to Section 6.2 of their obligation to hold such information confidential in accordance with the provisions of this Agreement.

(e)           The Parties acknowledge that information provided under this Section 6.2 may constitute material, nonpublic information, and trading in the securities of a Party (or the securities of its Affiliates, subsidiaries or partners) while in possession of such material, nonpublic material information may constitute a violation of the United States federal securities Legal Requirements.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3          Confidentiality.

(a)           Confidential Information pertaining to the BioTime Business or any BioTime Group Member shall be deemed to belong to the BioTime Group.  Confidential Information pertaining to the AgeX Business or any AgeX Group Member shall be deemed to belong to the AgeX Group. Confidential Information pertaining to the BioTime Business and the AgeX Business, or to a BioTime Group Member and an AgeX Group Member, shall be deemed to belong to both the BioTime Group and AgeX Group (“Jointly Owned Confidential Information”). Except as otherwise provided in the Ancillary Agreements or License Agreements, each Party shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose, release or use (including for any ongoing or future commercial purpose) Confidential Information belonging to the other Party, without the prior written consent of the Party to whom the Confidential Information belongs, which consent, in each case, may be withheld in such Party’s sole and absolute discretion, except where disclosure is required by applicable Legal Requirements; provided that each Party may disclose, or may permit disclosure of, Confidential Information (i) to its respective auditors, attorneys, financial advisors, bankers and other consultants and advisors who have a need to know such information for auditing and other non-commercial purposes and are informed of the obligation to hold such information confidential, and in respect of whose failure to comply with such obligations the applicable Party will be responsible, (ii) if any Party or any of its Affiliates is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other Legal Requirement or stock exchange rule or is advised by outside counsel in connection with a Proceeding brought by a Governmental Entity that it is advisable to do so, (iii) as required in connection with any Proceeding by one Party against any other Party, (iv) as necessary in order to permit a Party to prepare and disclose its financial statements in connection with any regulatory filings or tax returns, (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement or an Ancillary Agreement, (vi) to other Persons in connection with their evaluation of, and negotiating and consummating, a potential strategic transaction, to the extent reasonably necessary in connection therewith, provided an appropriate and customary confidentiality agreement has been entered into with the Person receiving such Confidential Information, and (vii) in the case of Jointly Owned Confidential Information, for any and all uses and purposes, subject to any agreement between the Parties that jointly own such Confidential Information, but in the absence of any such agreement, disclosure of Jointly Owned Confidential Information to a Third Party shall be subject to either obtaining the consent of the joint owner or obtaining a written agreement in customary form and scope from the Third Party to maintain the confidentiality of such Confidential Information.  Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a Third Party pursuant to clause (ii), (iii), or (v) of this Section, each Party, as applicable, shall promptly notify (to the extent permissible by law) the Party to whom the Confidential Information belongs of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which is subject to the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information. As used in this Agreement, Confidential Information includes the following information:  know-how; experiments and experimental design; formulas; processes; product ideas; inventions (whether patentable or not); unpublished patent applications; trade secrets; improvements; copyrightable materials; schematics; non-clinical and clinical data; product and service pricing; personnel and compensation; customers; business opportunity; laboratory note books; laboratory analysis and reports; protocols and techniques; procedure and operating manuals; studies; contracts and agreements; records; systems and programs; computer source code; business, financial, and product development plans, forecasts, and strategies; financial information; income tax returns; communications to or from attorneys and attorney work product; communications to and from accountants and accountant work papers; communications to and from Government Bodies; information subject to a confidentiality or non-disclosure agreement benefiting a Third Party. “Confidential Information” shall not include any information which: (w) is in the public domain at the time of disclosure or which thereafter enters the public domain through no improper action or inaction by the receiving Party; (x) was in the possession of or known by the receiving Party prior to receipt from the disclosing Party as shown by the receiving Party’s files and records in existence prior to the time of disclosure; (y) was disclosed to the receiving Party or any by a third party who did not receive the information from the disclosing Party under restriction prohibiting disclosure to the receiving Party; or (z) was independently developed by the receiving Party without the use of Confidential Information provided by the disclosing Party.

(b)           Each Party acknowledges that it may have in its possession confidential or proprietary information of Third Parties that was received under confidentiality or non-disclosure agreements with such Third Party.  Each Party shall comply, and shall cause its officers, employees, agents, consultants and advisors (or potential buyers) to comply, with all terms and conditions of any such Third Party agreements, with respect to any confidential and proprietary information of Third Parties to which it has had access.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Notwithstanding anything to the contrary set forth herein, (i) the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential information if they exercise at least the same degree of care that applies to BioTime’s confidential and proprietary information pursuant to policies in effect as of the Closing and (ii) confidentiality obligations provided for in any Contract between each Party and its employees shall remain in full force and effect. Notwithstanding anything to the contrary set forth herein, Confidential Information of any Party in the possession of and used by any other Party (the “Other Party”) as of the Closing Date (other than Confidential Information included within IP Rights not licensed to such Other Party) may continue to be used by such Other Party in and only in the operation of the AgeX Business (if the Other Party is an AgeX Group Member) or the BioTime Business (if the Other Party is a BioTime Group Member); provided that such Confidential information may only be shared with additional officers, employees, agents, consultants and advisors of such Other Party on a need-to-know basis exclusively with regard to such permitted use; provided, further that such Confidential information may be used only so long as the Confidential information is maintained in confidence and not disclosed in violation of this Section 6.3.

(d)           The Parties agree that irreparable damage may occur in the event that the provisions of this Section 6.3 are not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction to enforce specifically the terms and provisions of this Section 6.3 in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(e)           For the avoidance of doubt and notwithstanding any other provision of this Section 6.3, (i) the disclosure and sharing of Privileged Information shall be governed solely by Section 6.4, and (ii) information that is subject to any confidentiality provision or other disclosure restriction in any Ancillary Agreement or License Agreement shall be governed by the terms of such Ancillary Agreement or License Agreement.

(f)            The rights and obligations of BioTime under this Section 6.3 shall apply as well to each BioTime Group Member with respect to such BioTime Group Member’s own Confidential Information and Confidential Information disclosed to it by any AgeX Group Member.  The rights and obligations of AgeX under this Section 6.3 shall apply as well to each AgeX Group Member with respect to such AgeX Group Member’s own Confidential Information and any Confidential Information disclosed to it by any BioTime Group Member.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.4          Privilege Matters.

(a)           Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Distribution have been and will be rendered for the collective benefit of each of the BioTime Group Members and the AgeX Group Members (excluding Ascendance Biotechnology, Inc. which shall not be deemed to be an AgeX Group Member or BioTime Group Member for purposes of this Section 6.4), and that each of the BioTime Group Members and the AgeX Group Members should be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting all privileges, immunities, or other protections from disclosure which may be asserted under applicable law, including attorney-client privilege, business strategy privilege, joint defense privilege, common interest privilege, and protection under the work-product doctrine (“Privilege”). The Parties shall have a shared Privilege with respect to all information subject to Privilege (“Privileged Information”) which relates to such pre-Distribution services. For the avoidance of doubt, Privileged Information within the scope of this Section 6.4 includes, but is not limited to, services rendered by legal counsel retained or employed by any BioTime Group Member or AgeX Group Member, including outside counsel and in-house counsel.

(b)           Post-Distribution Services. The Parties recognize that legal and other professional services will be provided following the Distribution to the BioTime Group Members and AgeX Group Members. The Parties further recognize that certain of such post-Distribution services will be rendered solely for the benefit of one or more BioTime Group Members or AgeX Group Members, as the case may be, while other post-Distribution services may be rendered with respect to Proceedings, disputes, or other matters which involve both BioTime Group Members and AgeX Group Members. With respect to such post-Distribution services and related Privileged Information, the Parties agree as follows:

(i)            All Privileged Information relating to any claims, Proceedings, disputes, or other matters which involve both a BioTime Group Member and AgeX Group Member shall be subject to a shared Privilege among the BioTime Group Members and AgeX Group Members involved in the claims, Proceedings, disputes, or other matters at issue; and

(ii)           Except as otherwise provided in Section 6.4(b)(i), Privileged Information relating to post-Distribution services provided solely to one or more BioTime Group Members or AgeX Group Members shall not be deemed shared between the BioTime Group and the AgeX Group, provided, that the foregoing shall not be construed or interpreted to restrict the right or authority of the BioTime Group Members and AgeX Group Members (x) to enter into any further agreement, not otherwise inconsistent with the terms of this Agreement, concerning the sharing of Privileged Information or (y) otherwise to share Privileged Information without waiving any Privilege which could be asserted under applicable law.

(c)           Further Agreements Regarding Privileged Information. The Parties agree as follows regarding all Privileged Information with respect to which the BioTime Group and the AgeX Group shall have a shared Privilege under Section 6.4(a) or 6.4(b):

(i)            Subject to Section 6.4(c)(iii) and 6.4(c)(iv), no BioTime Group Member may waive, nor allege or purport to waive, any Privilege which could be asserted under any applicable law, and in which any AgeX Group Member has a shared Privilege, without the written consent of such AgeX Group Member, which shall not be unreasonably withheld or delayed, and no AgeX Group Member may waive, nor allege or purport to waive, any Privilege which could be asserted under any applicable law, and in which any BioTime Group Member has a shared Privilege, without the written consent of such BioTime Group Member, which shall not be unreasonably withheld or delayed.  Consent shall be in writing, or shall be deemed to be granted unless written objection is made within fifteen (15) days after a written request seeking such consent;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           If a dispute arises regarding whether a Privilege should be waived to protect or advance the interest of any Party or any of its subsidiaries, each Party agrees that it shall, and it shall cause its subsidiary to, negotiate in good faith to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold consent to any request for waiver by the other Party. Each Party specifically agrees that it shall not withhold consent to waive a Privilege for any purpose except to protect the legitimate interests of itself or any of its subsidiaries;

(iii)          If, within fifteen (15) days of receipt of written objection to a requested waiver, the Parties have not succeeded in negotiating a resolution to any dispute regarding whether a Privilege should be waived, and the requesting Party determines that a Privilege should nonetheless be waived to protect or advance the interest of itself or any of its subsidiaries, the requesting Party shall provide the objecting Party fifteen (15) days written notice prior to the grant of such waiver. Each Party agrees that failure within fifteen (15) days of receipt of such notice to commence Proceedings in accordance with Section 6.3 to enjoin such disclosure under applicable Law shall be deemed full and effective consent to such disclosure, and the Party’s agree that if any Proceeding to resolve any such dispute is commenced any such Privilege shall not be waived by either Party until the final determination of such dispute; and

(iv)          In the event of any Proceeding or dispute between any BioTime Group Member and any AgeX Group Member, other than to resolve a Privilege waiver under this Section 6.4, any BioTime Group Member and any AgeX Group Member may waive a Privilege in which there is a shared Privilege, without obtaining the consent of the other holder of the shared Privilege; provided that such waiver of a shared Privilege shall be effective only as to the use of Privileged Information with respect to the Proceeding or dispute between the BioTime Group Member(s) and AgeX Group Member(s), and shall not operate as a waiver of the shared Privilege with respect to Third Parties.

6.5          Non-Solicitation.

(a)           Neither AgeX nor any other AgeX Group Member, shall, during the Restricted Period, whether for its own account or for the account of any Person, solicit, endeavor to entice away from any BioTime Group Member, or otherwise interfere with the relationship of any of BioTime Group Member with, any Person that, during the Restricted Period, is employed by or otherwise engaged to perform services for any BioTime Group Member.

(b)           Neither BioTime nor any other BioTime Group Member, shall, during the Restricted Period, whether for its own account or for the account of any Person, solicit, endeavor to entice away from any AgeX Group Member, or otherwise interfere with the relationship of any of AgeX Group Member with, any Person that, during the Restricted Period, is employed by any AgeX Group Member.  Any officer or employee of BioTime who performs services for any AgeX Group Member pursuant to the Shared Facilities and Services Agreement shall be considered a BioTime Group Member employee.

(c)           Notwithstanding the foregoing provisions of this Section 6.5, the Parties acknowledge that following the Closing, employees of AgeX Group Members will be working closely with BioTime Group employees at the BioTime Group’s Alameda facility, and it is anticipated that there may be employees of BioTime or other BioTime Group Members who ultimately become employees of AgeX. However, AgeX and other AgeX Group Members may not offer employment to any employee of any BioTime Group Member without the written consent of BioTime.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.6          Restriction On Sale of Capital Stock and Certain Transactions.  From the Closing Date until earlier of (a) the first anniversary of the Closing Date, and (b) the completion of the Distribution, AgeX shall not, without the prior written consent of BioTime which may be granted or withheld in BioTime’s sole and absolute discretion, (i) offer, sell, grant, or issue (A) any shares of any class or series of AgeX capital stock, (B) any option, warrant, or other right exercisable prior to the first anniversary of the Closing Date to purchase any shares of any class or series of AgeX capital stock, or (C) any evidence of indebtedness or other instrument convertible prior to the first anniversary of the Closing Date into or exchangeable prior to the first anniversary of the Closing Date for any shares of any class or series of AgeX capital stock, or (ii) enter into any contract, agreement, or arrangement for the sale or issuance of any security described in clause (i) of this Section, whether for cash or other tangible or intangible property or through any merger, consolidation, or similar transaction.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7
TERMINATION

7.1          Termination Events. This Agreement may be terminated prior to the Closing:

(a)           by the mutual written consent of BioTime and AgeX;

(b)           by BioTime if the Closing has not taken place on or before December 31, 2017 (other than as a result of any failure on the part of BioTime to comply with or perform its covenants and obligations under this Agreement);

(c)           by AgeX if the Closing has not taken place on or before December 31, 2017 (other than as a result of any failure on the part of AgeX to comply with or perform any covenant or obligation set forth in this Agreement);

(d)           by either BioTime or AgeX, if a court of competent jurisdiction or other Governmental Body shall have issued an Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contribution or the Distribution; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the issuance of such Order or the taking of such action is attributable to the failure of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Closing;

(e)           by BioTime, if any AgeX’s covenants contained in this Agreement shall have been breached in any material respect, if (i) such breach would cause any of the conditions in ARTICLE 2 or ARTICLE 3 not to be satisfied; and (ii) such breach (if curable) is not cured by AgeX within thirty (30) calendar days after receiving written notice from BioTime of such breach;

(f)            by AgeX if any of BioTime’ covenants contained in this Agreement shall have been breached in any material respect, in either case if (i) such inaccuracy or breach would cause the conditions in ARTICLE 2 or ARTICLE 3 not to be satisfied; and (ii) such inaccuracy or breach (if curable) is not cured by BioTime within thirty (30) calendar days after receiving written notice from AgeX of such inaccuracy or breach;

(g)           by BioTime if there shall have occurred a AgeX Material Adverse Effect and such AgeX Material Adverse Effect, if curable, is not cured by AgeX within thirty (30) calendar days after receiving written notice from BioTime of its intent to terminate this Agreement pursuant to this Section 7.1(g); or

(h)           by AgeX if there shall have occurred a BioTime Material Adverse Effect and such BioTime Material Adverse Effect, if curable, is not cured by BioTime within thirty (30) calendar days after receiving written notice from AgeX of its intent to terminate this Agreement pursuant to this Section 7.1(h).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2          Termination Procedures. If BioTime wishes to terminate this Agreement pursuant to and in accordance with Section 7.1, BioTime shall deliver to AgeX a written notice stating that BioTime is terminating this Agreement and setting forth a description of the basis on which BioTime is terminating this Agreement. If AgeX wishes to terminate this Agreement pursuant to and in accordance with Section 7.1, AgeX shall deliver to BioTime a written notice stating that AgeX s terminating this Agreement and setting forth a description of the basis on which AgeX is terminating this Agreement.

7.3          Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that no Party shall be relieved of any obligation or Liability arising from any breach by such Party of any covenant contained in this Agreement.

ARTICLE 8
INDEMNIFICATION

8.1          Indemnification by BioTime.

(a)           From and after the Closing Date (but subject to the limitations set forth in this ARTICLE 8), BioTime shall indemnify and hold harmless each of the AgeX Indemnitees against, and shall reimburse each of the AgeX Indemnitees for, any Damages (regardless of whether or not such Damages relate to a Third Party claim) that are incurred or suffered by any of the AgeX Indemnitees based upon, arising out of, with respect to, or by reason of:

(i)            any breach of any covenant or obligation of BioTime contained in this Agreement or in any Ancillary Agreement;

(ii)           Liabilities to the extent related to Encumbrances upon the Contributed BioTime Assets, other than Encumbrance related to or constituting a part of the Assumed BioTime Liabilities;

(iii)          the Retained BioTime Liabilities, including also from any failure of any BioTime Group Member to pay, perform, or otherwise discharge any Retained BioTime Liability; or

(iv)          conducting the BioTime Business.

8.2          Indemnification by AgeX.

(a)           From and after the Closing Date (but subject to the limitations set forth in this ARTICLE 8), AgeX shall indemnify and hold harmless each of the BioTime Indemnitees against, and shall reimburse each of the BioTime Indemnitees for, any Damages (regardless of whether or not such Damages relate to a Third Party claim) that are incurred or suffered by any of the BioTime Indemnitees based upon, arising out of, with respect to, or by reason of:

(i)            any breach of any covenant or obligation of AgeX contained in this Agreement or in any Ancillary Agreement;

(ii)           the BioTime Contributed Contracts, whether arising prior to, on, or after the Closing Date;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)          ownership, use, or operation of the BioTime Contributed Assets after the Closing Date;

(iv)          conducting the AgeX Business before, on, or after the Closing Date; or

(v)           the Assumed BioTime Liabilities, including also from any failure of any AgeX Group Member to pay, perform, or otherwise discharge any Assumed BioTime Liability.

8.3          Procedures.

(a)           Promptly after any Indemnitee becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any claim for indemnification pursuant to this ARTICLE 8, such Indemnitee shall take all commercially reasonable efforts to mitigate and minimize all Damages that may result from such event or circumstance (it being understood that nothing in this Section 8.3 shall limit such Indemnitee’s right to seek indemnification hereunder with respect to any costs of such mitigation).

(b)           Each Indemnitee shall use commercially reasonable efforts to collect any amounts available under insurance coverage for any Damages payable under this ARTICLE 8. The amount of any Damages for which indemnification is provided under this ARTICLE 8 to an Indemnitee shall be net of any amounts recovered or recoverable by such Indemnitee under insurance policies with respect to such Damages, but shall also include (i) reasonable out-of-pocket costs and expenses relating to collection under such insurance policies; and (ii) any deductibles under insurance policies to the extent paid or by which insurance proceeds were reduced.

(c)           Subject to any injunction or other equitable remedies that may be available to the BioTime Indemnitees or the AgeX Indemnitees, from and after the Closing Date, the Indemnitors shall not be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to the Indemnitees with respect to the matters contemplated by this Agreement except as expressly provided in this ARTICLE 8 and in accordance with the provisions of Section 9.12, and, subject to the foregoing, this ARTICLE 8 provides the exclusive remedy and cause of action of Indemnitees against any Indemnitor with respect to any matter arising out of or in connection with this Agreement; provided, however, that no claim against an Indemnitor for fraud by such Indemnitor shall be subject to the limitations of this Section 8.3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4          Defense of Third Party Claims. In the event of the assertion of any claim or commencement of any Proceeding by any Person other than a BioTime Group Member or AgeX Group Member with respect to which any Indemnitee may be entitled to indemnification pursuant to this ARTICLE 8, the Indemnitor shall have the right, at its election and expense, to proceed with the defense of such Proceeding on its own with counsel reasonably satisfactory to the Indemnitee(s); provided, however, that the Indemnitor shall not settle or compromise any such Proceeding without the prior written consent of the Indemnitee(s), which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnitee(s) shall give the Indemnitor prompt written notice after the Indemnitee becomes aware of the commencement of any such Proceeding against the Indemnitee(s); provided, however, any failure on the part of the Indemnitee(s) to so notify the Indemnitor shall not limit any of the obligations of the Indemnitor, or limit any of the rights of the Indemnitee(s), under this ARTICLE 8, except to the extent such failure prejudices the defense of such Proceeding. If the Indemnitor elects to assume and control the defense of any such Proceeding: (a) at the request of the Indemnitor, the Indemnitee(s) shall make available to the Indemnitor any documents and materials in the possession of the Indemnitee(s) that may be necessary or useful to the defense of such Proceeding; (b) the Indemnitor shall keep the Indemnitee(s) reasonably informed of all material developments relating to such Proceeding; and (c) the Indemnitee(s) shall have the right to participate in the defense of such Proceeding at the Indemnitee’s own expense. If the Indemnitor does not elect to proceed with the defense of any such Proceeding, or fails to so proceed in a timely manner, the Indemnitee(s) may proceed with the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitor and at Indemnitors’ expense; provided, however, that the Indemnitee(s) may not settle or compromise any such Proceeding without the prior written consent of the Indemnitor which consent may not be unreasonably withheld, conditioned or delayed.

8.5          Ancillary Agreements.  If an Ancillary Agreement or License Agreement contains provisions for indemnification of any Party thereto, any claim for indemnification arising under that Ancillary Agreement or License Agreement or for breach of the Ancillary Agreement or License Agreement shall be governed by the Ancillary Agreement or License Agreement and not by this ARTICLE 8.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1          Tax Matters. On the Closing Date, BioTime and AgeX shall enter into the Tax Matters Agreement.

9.2          Employee Matters. On the Closing Date, BioTime and AgeX shall enter into the Employee Matters Agreement.

9.3          Shared Facilities and Services. On the Closing Date, BioTime and AgeX shall enter into the Shared Facilities and Services Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.4          Independent Investigation; Sole Representations.  AgeX acknowledges that it and the other AgeX Group Members have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the AgeX Business and Contributed BioTime Assets. AgeX acknowledges that it and its Representatives have been provided adequate access to BioTime Group personnel, properties, premises and records pertaining to the Contributed BioTime Assets and BioTime Assumed Liabilities for such purpose.  In entering into this Agreement, AgeX acknowledges that it and the other AgeX Group Members have relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of any BioTime Group Member or any of their respective Representatives. AgeX hereby agrees and acknowledges that: (a) none of the BioTime Group Members nor any of their respective Affiliates or Representatives, make or have made, and neither AgeX nor any AgeX Group Member is relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed BioTime Assets, the Assumed BioTime Liabilities, or any of the BioTime IP Rights licensed under the License Agreements, including as to: (i) merchantability or fitness of any Contributed BioTime Asset for any particular use or purpose; (ii) the operation or use of any BioTime IP Rights or other technology included in the BioTime Contributed Assets or licensed to AgeX or any AgeX Group Member pursuant to any of the License Agreements; (iii) the probable success or profitability of AgeX or any AgeX Group Member; or (iv) any projections, reports or other documents or information relating to the Contributed BioTime Assets or the BioTime IP Rights licensed to AgeX or any AgeX Group Member pursuant to any of the License Agreements; and (b) other than the indemnification obligations of BioTime set forth in ARTICLE 8, no BioTime Group Member or any of their respective Representatives will have or be subject to any Liability or indemnification obligation to AgeX or to any other Person resulting from the delivery to AgeX or any other AgeX Group Member or their respective Representatives of, or their use of, any information relating to the Contributed BioTime Assets, the Assumed BioTime Liabilities or the licensed BioTime IP Rights, including any information, documents or material made available orally or in writing, in any “data room,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of AgeX or any other AgeX Group Member, or in any other form in expectation of the transactions contemplated by this Agreement.

9.5          Publicity. Each of AgeX and BioTime may issue an initial press release concerning this Agreement and the Distribution that is approved in advance by such other Party. Thereafter, BioTime and AgeX shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement, the Distribution, or any of the other transactions contemplated by this Agreement, but AgeX and any AgeX Group Member shall not issue any press release or make any public statement or filing relating to this Agreement, the Distribution, or the other transactions contemplated by this Agreement without the prior written consent of BioTime, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the foregoing limitations shall not apply to any disclosure of any information concerning this Agreement, the Distribution, or the transactions contemplated by this Agreement: (i) by BioTime which BioTime deems appropriate in its reasonable judgment, in light of its status as a company having reporting obligations under Section 13 of the Exchange Act and that offers its securities from time to time in public offerings and private placements under the Securities Act, including in registration statements, prospectuses, private placement memoranda under the Securities Act and reports filed with the SEC under the Exchange Act, to securities analysts and institutional investors and in press interviews; (ii) by AgeX after the Distribution which AgeX deems appropriate in its reasonable judgment, in light of its status as a company having reporting obligations under Section 13 of the Exchange Act and that offers its securities from time to time in public offerings and private placements under the Securities Act, including in registration statements, prospectuses, private placement memoranda under the Securities Act and reports filed with the SEC, or (iii) in connection with any dispute between the Parties regarding this Agreement or any Ancillary Agreement or License Agreement or the transactions contemplated thereby.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.6          Fees & Expenses.

(a)           Except as otherwise specifically set forth in this Agreement, AgeX shall bear and pay all fees, costs and expenses that have been incurred or that are in the future  incurred by, on behalf of or for the benefit of AgeX or any AgeX Group Member in connection with: (i) the Financing; and (ii) [*] of all costs related to the Distribution, including but not limited to preparation and filing of the Form 10, attorneys and accounting fees and expenses, expenses of obtaining any letter ruling from the Internal Revenue Services, all transfer agent and Distribution Agent fees, all stock exchange or OTC Bulletin Board application, listing or similar fees, and all costs and expenses related to registration or exemption from registration of the Distribution under the securities laws of states and foreign jurisdictions (collectively, the “AgeX Transaction Expenses”). No BioTime Group Member shall have any liability to any broker, finder, investment banker, or other advisor retained or engaged by AgeX or other AgeX Group Member any of their respective Representatives in connection with this Agreement or any of the transactions contemplated by this Agreement (“AgeX Agent”), and AgeX shall indemnify and hold BioTime and AgeX harmless from any claims by any AgeX Agent for any fees or compensation.

(b)           BioTime shall bear and pay all fees, costs and expenses that have been incurred or that are in the future (prior to or at the Closing), incurred by, on behalf or for the benefit of each BioTime Group Member in connection with: (i) the negotiation, preparation and review of this Agreement, the Ancillary Agreements and the License Agreements; (ii) the preparation and submission of any filing or notice required to be made or given by any BioTime Group Member in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection the contribution of the BioTime Contributed Assets, including the assignment of BioTime Contributed Contracts, and with any License Agreement; and (iii) the consummation and performance of BioTime’s obligations in connection with the transactions contemplated by this Agreement, and (iv) 80% of all costs related to the Distribution, including but not limited to preparation and filing of the Form 10, attorneys and accounting fees and expenses, expenses of obtaining any letter ruling from the Internal Revenue Services, all transfer agent and Distribution Agent fees, all stock exchange or OTC Bulletin Board application, listing or similar fees, and all costs and expenses related to registration or exemption from registration of the Distribution under the securities laws of states and foreign jurisdictions (collectively, the “BioTime Transaction Expenses”). AgeXs hall have no liability to any broker, finder, investment banker, or other advisor retained or engaged by any BioTime Group Member or any of their respective Representatives in connection with the transactions contemplated by this Agreement (“BioTime Agent”), and BioTime indemnify and hold AgeX harmless from any claims by any BioTime Agent for any fees or compensation.

9.7          Attorneys’ Fees. If any Proceeding relating to this Agreement or any of the Ancillary Agreements or the enforcement of any provision of any of this Agreement or any of the Ancillary Agreements is brought against any Party to this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.8          Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) at the time and date of delivery, when delivered by hand; (b) the next Business Day if sent by next Business Day courier service; (c) at the time and date of delivery, if sent by facsimile transmission before 5:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment; (d) on the next Business Day, if sent by facsimile transmission after 5:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment; in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to AgeX:
1010 Atlantic Avenue
Suite 102
Alameda, CA 94501
Attention: Chief Executive Officer
[*]

If to BioTime:
BioTime, Inc.
1010 Atlantic Avenue
Suite 102
Alameda, CA 94501
Attention: General Counsel
[*]
[*]

9.9          Headings. The headings and titles of Articles, Sections and paragraphs contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

9.10        Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.11        Governing Law; Venue.

(a)           This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of California, except to the extent the laws of the State of Delaware apply to the powers and duties of the board of directors of AgeX or the other internal affairs of AgeX. Each of the parties hereto: (i) consents to and submits to the exclusive jurisdiction and venue of the courts of the State of California or the United States District Court for the Northern District of California, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that, except as provided for in Section 9.11(b), all claims in respect of any such Proceeding shall be heard and determined in any such court; (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of BioTime and AgeX hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Section 9.8 shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Notwithstanding anything to the contrary contained in this Agreement, any claim for indemnification pursuant to Article 8 shall be brought and resolved exclusively in accordance with Article 8; provided, however, that nothing in this Section 9.11(b) shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in compliance with Section 9.11(a).

9.12        Successors and Assigns; Parties in Interest.

(a)           This Agreement shall be binding upon AgeX and its successors and assigns (if any), and BioTime and its successors and assigns (if any). This Agreement shall inure to the benefit of AgeX, BioTime, the Indemnitees, and the respective successors and assigns (if any) of the foregoing.

(b)           Neither BioTime nor AgeX may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment or delegation not made in compliance with this Section 9.12 shall be void.

(c)           Except with respect to the Indemnitees and the provisions of ARTICLE 8 none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the Parties to this Agreement and their respective successors and assigns (if any). After the Closing, the Indemnitees shall be third-party beneficiaries of, and entitled to enforce, ARTICLE 8, but no consent of the Indemnitees, or any of them, shall be required to amend any provision of the Agreement, including the provisions of ARTICLE 8 either before or after Closing. Without limiting the generality of the foregoing, no creditor of AgeX or of any Affiliate of AgeX, or of BioTime or any of Affiliate of BioTime, shall have any rights under this Agreement or any of the Ancillary Agreements.

9.13        Specific Performance. BioTime and AgeX acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the Parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any Party of any covenant or obligation contained in this Agreement, BioTime or AgeX shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. BioTime and AgeX each hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.14        Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.15        Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BioTime and AgeX.

9.16        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, and this Agreement shall be enforceable as so modified.

9.17        Entire Agreement. This Agreement and the Ancillary Agreements and License Agreements set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof.

9.18        Construction.

(a)           For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)           The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections” and “Exhibits” are intended to refer to Articles and Sections of this Agreement and Exhibits to this Agreement.

[Signature Page to the Asset Contribution Agreement Follows]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

BioTime, Inc.
a California Corporation

By:	/s/ Aditya P. Mohanty
Aditya P. Mohanty
Title:	Co-Chief Executive Officer

By:	/s/Judith Segall
Judith Segall

Title:	Secretary

AgeX Therapeutics, Inc.
a Delaware Corporation

By:	/s/ Michael D. West
Michael D. West

Title:	Chief Executive Officer

By:	/s/Judith Segall
Judith Segall

Title:	Secretary

[Signature Page to the Asset Contribution Agreement]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Access Period shall mean the period of time commencing on the Closing Date and ending on the earliest date by which each Party has filed its Annual Report on Form 10-K with the SEC containing the report of its registered independent public accountant as to the audit of financial statements and control over internal financial reporting for the earlier of the fiscal year during which the Distribution occurs or the fiscal year during which BioTime ceases to consolidate the financial statements of AgeX with those of BioTime for financial reporting purposes

Affiliate shall means with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

Agreement shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Schedules and all other attachments and exhibits thereto), as it may be amended from time to time.

AgeX shall have the meaning set forth in the preamble to the Agreement.

AgeX Agent shall have the meaning set forth in Section 9.6(a).

AgeX Business shall mean (a) research, development, and Commercialization of products and technologies and performance of services within the AgeX Field, (b) research, development, and Commercialization of assay products and services utilizing technology for the micropatterning of human and animal cells onto plates for in vitro metabolite analysis and safety testing of new drug candidates, chemical, and cosmetic products to the extent such business is conducted by Ascendance Biotechnology, Inc., (c) Commercialization of non-cGMP human embryonic stem cells for research purposes under a license from a BioTime Group Member, (d) Commercialization of non-cGMP grade hydrogel products for research purposes under a sublicense from BioTime to the extent such business is conducted by Ascendance Biotechnology, Inc., (e) Commercialization of the GeneCards® human gene database, the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine; and the MalaCards™ human disease database, and the VarElect™ and GeneAnalytics™ analysis tools for gene variants and gene sets..

AgeX Common Stock shall mean the common stock of AgeX, $0.001 par value per share.

AgeX Field shall have the meaning ascribed in the License Agreement of even date between AgeX and BioTime.

AgeX Group shall mean all of the AgeX Group Members.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AgeX Group Member shall mean any of AgeX, ReCyte, LifeMap Sciences, and Ascendance.

AgeX Indemnitee shall mean any and all of the following Persons: (a) each AgeX Group Member; (b) each Representative of any AgeX Group Member; and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

AgeX Material Adverse Event shall mean any change that does, or would be reasonably expected to, have a material adverse effect on: (a) the AgeX Business, taken as a whole; or (b) the ability of AgeX to timely consummate the transactions or to perform any of its obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, an AgeX Material Adverse Effect: (i) any adverse effect resulting from or arising out of general economic conditions that do not disproportionately affect the AgeX Group, taken as a whole relative to the other entities in the industries where the AgeX Group Members compete; (ii) any adverse effect resulting from or arising out of general conditions in the industries in which the AgeX Group Members operate that do not disproportionately affect the AgeX Group, taken as a whole relative to the other entities in the industries where the AgeX Group competes; (iii) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (iv) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP.

AgeX Shares shall have the meaning set forth in Section 1.2.

AgeX Transaction Expenses shall have the meaning set forth in Section 9.6(a).

Ancillary Agreements shall mean: (a) the Tax Matters Agreement, (b) the Employee Matters Agreement; (c) the Assumption Agreement; and (d) the Shared Facilities and Service Agreement.

Assumed BioTime Liabilities shall have the meaning set forth in Section 1.3(c).

Assumption Agreement shall have the meaning set forth in Section 1.3(c).

BioTime Agent shall have the meaning set forth in Section 9.6(b).

BioTime Board shall mean the board of directors of BioTime.

BioTime Business shall mean (a) research, development, and Commercialization of products and technologies and performance of services within the BioTime Field, (b) research, development, and Commercialization of devices for delivery, implant, or transplant of cells, tissue, or biological or molecular drugs by means of injection, surgical placement, or topical application, (c) research, development, and Commercialization of technology, laboratory tests, and products for the diagnosis of cancer, (d) research, development, and Commercialization of immunotherapies for cancer, and (e) research, development, and Commercialization of Cell Therapies and technologies for the treatment of spinal cord injury, degeneration, disorders, or congenital conditions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BioTime Contributed Contract shall have the meaning set forth in Section 1.1(f).

BioTime Contributed Biological Materials shall have the meaning set forth in Section 1.1(c).

BioTime Contributed Equipment shall have the meaning set forth in Section 1.2(d).

BioTime Contributed Inventory shall have the meaning set forth in Section 1.2 (e).

BioTime Contributed IP shall have the meaning set forth in Section 1.1(b).

BioTime Contributed Patents shall have the meaning set forth in Section 1.1(a).

BioTime Contributed Records shall have the meaning set forth in Section 1.2 (g).

BioTime Field shall have the meaning ascribed in the License Agreement of even date between AgeX and BioTime.

BioTime Group shall mean all of BioTime’s subsidiaries and other Entities the financial statements of which are consolidated with those of BioTime for financial reporting purposes under GAAP, but excluding AgeX Group Members.

BioTime Group Member shall mean any Entity that is part of the BioTime Group.

BioTime Indemnitees shall mean any and all of the following Persons: (a) each BioTime Group Member; (b) each Representative of any BioTime Group Member, and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

BioTime IP Rights shall mean (A) all IP Rights owned exclusively by BioTime or jointly owned by BioTime and one or more Third Parties, and (B) all BioTime Third Party IP Rights.

BioTime Material Adverse Effect shall mean any change that does, or would be reasonably expected to, have a material adverse effect on: (a) the Contributed BioTime Assets, taken as a whole; or (b) the ability of BioTime to timely consummate the transactions or to perform any of its obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a BioTime Material Adverse Effect: (i) any adverse effect resulting from or arising out of general economic conditions or general conditions in the industries in which BioTime Group Members or AgeX Group Members utilizing the Contributed BioTime Assets compete that do not disproportionately affect such BioTime Group Members or AgeX Group Members relative to the other Entities in such industries; (ii) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (iii) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP.

BioTime Third Party IP Rights shall mean any IP Right licensed to BioTime by a Third Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BioTime Transaction Expenses shall have the meaning set forth in Section 9.6(b).

BioTime shall have the meaning set forth in the preamble to the Agreement.

Business Day shall mean any day other than a Saturday, Sunday or a day on which banking institutions in California are authorized or obligated by Legal Requirement or executive order to be closed.

Cell Therapy shall mean the treatment of any disease, disorder, degenerative condition, congenital condition, or injury through the injection or transplant of cells or tissues of any kind.

Closing Date shall have the meaning set forth in Section 1.9(a).

Closing shall have the meaning set forth in Section 1.9(a).

Code shall mean the Internal Revenue Code of 1986, as amended.

Commercialization shall mean to license, manufacture, have manufactured, use, sell, have sold, distribute, have distributed and import.

Confidential Information shall have the meaning set forth in Section 6.3(a).

Consent shall mean any approval, consent, permission or authorization (including any Governmental Authorization).

Contract shall mean any written agreement, contract, instrument, deed, purchase order or legally binding written undertaking.

Contributed BioTime Assets shall have the meaning set forth in Section 1.1.

Contribution shall mean the contribution of the BioTime Contributed Assets to AgeX in exchange for AgeX Shares.

Copyrights shall mean all copyrights, copyright registrations and applications therefor and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations.

Damages shall mean any loss, damage, liability, judgment, award, fee or expense (including reasonable expenses of investigation and reasonable attorneys’ experts’, accounting, or advisory fees and expenses in connection with any action, suit or proceeding whether involving a third-party claim or a claim solely between the parties hereto), including any incidental, indirect or consequential damages, losses, liabilities or expenses, but excluding any lost profits or diminution in value, including, as applicable, any diminution in value in any BioTime Indemnitees or AgeX Indemnitees equity interest in AgeX.

Distribution shall have the meaning set forth in Section 4.1.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Distribution Agent shall mean a transfer agent appointed by BioTime to provide services in connection with the distribution of AgeX Shares to BioTime shareholders pursuant to the Distribution.

Distribution Date shall have the meaning set forth in Section 4.1.

Encumbrance shall mean any lien, charge, security interest or encumbrance, other than: (a) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; and (f) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

Entity shall mean any corporation, general partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated association, or other entity.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

ERISA Affiliate shall mean all employers (whether or not incorporated) that would be treated together with AgeX or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Financing shall have the meaning set forth in Section 3.5.

Form 10 shall mean a registration statement on Form 10 for the registration of AgeX Common Stock under Section 12(b) or Section 12(g) of the Exchange Act, including all exhibits to and amendments thereof, in form and substance as required by the Exchange Act and the rules and regulations of the SEC.

GAAP shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

Governmental Authorization shall mean any permit, license, registration, qualification or authorization issued by any Governmental Body.

Governmental Body shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government, (c) any self-regulatory organizations; or (d) any agency, commission or similar body or authority of any Governmental Body described in “(a),” “(b)” or “(c)”of this sentence.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indebtedness shall mean, with respect to any Person, (i) all indebtedness for borrowed money, (ii) all obligations under leases which have been or must be, in accordance with GAAP, recorded as capital leases or other indebtedness arising under conditional sales contracts and other similar title retention instruments, (iii) all liabilities in respect of letters of credit (other than standby letters of credit), (iv) all interest, fees and other expenses owed with respect to indebtedness described in the foregoing clauses (i) through (iii) (including prepayment premiums and penalties and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any obligation otherwise comprising such indebtedness), and (v) all indebtedness referred to in the foregoing clauses (i) through (iv) of any other Person that is directly or indirectly guaranteed by such Person.

Indemnitees shall mean the BioTime Indemnitees, the AgeX Indemnitees and the AgeX Indemnitees.

Indemnitor shall mean the Party having an obligation to indemnify an Indemnitee.

Information Statement shall mean an information statement, containing all of the information required by Schedule 14C of the rules and regulations of the SEC under the Exchange Act, included as an exhibit to the Form 10 on the date the Form 10 becomes effective under the Exchange Act.

IP Rights shall mean any and all of the following: Copyrights, Patent Rights, Trademark Rights, trade secrets and other intellectual property rights.

Legal Requirement shall mean any law, statute, rule or regulation issued, enacted or promulgated by any Governmental Body.

Liability shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

License Agreement shall mean any contract or agreement pursuant to which (a) IP Rights are licensed by one or more AgeX Group Members to one or more BioTime Group Members, or (b) IP Rights are licensed by one or more BioTime Group Members to one or more AgeX Group Members.

Licensed AgeX IP shall mean the IP Rights, including IP Rights embodied in the BioTime Contributed Biological Materials, licensed by one or more AgeX Group Members to one or more BioTime Group Members pursuant to any License Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Licensed BioTime IP shall mean the BioTime IP Rights, including BioTime IP Rights embodied in the BioTime Contributed Biological Materials, licensed by one or more BioTime Group Members to one or more AgeX Group Members pursuant to any License Agreement.

Order shall mean any order, judgment, decree, injunction, ruling, decision or award issued by any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

Party shall mean BioTime or AgeX, as the context requires.

Patent Rights shall mean all issued patents and pending patent applications in any country or patent-granting region, including all provisional applications, international (PCT) applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

Person shall mean any natural person, Governmental Body, or Entity.

Proceeding shall mean any demand, action, claim, lawsuit, countersuit, arbitration, inquiry, subpoena, case, litigation, or other proceeding or investigation (whether civil, criminal, administrative or investigative) by or before any court or grand jury, any Governmental Body, or any arbitrator or arbitration panel.

Record Date shall mean the date designated by the BioTime Board for determining holders of BioTime common shares entitled to receive AgeX Shares in the Distribution.

Record Holder shall mean each holder of record of BioTime common shares at the close of business on the Record Date, as determined by the records of BioTime common share ownership maintained by the Distribution Agent.

Regulatory Filings shall mean, collectively: (a) all applications or filings (including counterparts of any of the foregoing in any country or region) required by any Government Body in connection with the development, manufacture, sales, import, export, or other provision to any Person of a AgeX product or a BioTime product; and (b) all supplements and amendments to any of the foregoing.

Representatives shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

Retained BioTime Liabilities shall have the meaning set forth in Section 1.3(b).

SEC shall mean the United States Securities and Exchange Commission or any successor Governmental Body.

Securities Act shall mean the Securities Act of 1933, as amended from time to time.

Shared Facilities and Service Agreement shall  mean an agreement pursuant to which (a) BioTime may provide to one or more AgeX Group Members shared use of and access to BioTime’s office and laboratory facilities, equipment, and supplies, and services of BioTime employees and contractors, and (b) one or more AgeX Group Members may provide to one or more BioTime Group Members shared use of laboratory equipment and supplies, and services of employees and contractors of one or more Age X Group Members.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tax shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be imposed, assessed or collected by or under the authority of any Governmental Body.

Third Party shall mean any Person other than (a) a BioTime Group Member, (b) an AgeX Group Member, (c) any Affiliate of any BioTime Group Member or AgeX Group Member, or (d) any officer or director or any Entity described in (a), (b) or (c) of this sentence.

Trademark Rights shall mean all registered trademarks, unregistered trademarks, applications for registration of trademarks, registered service marks, unregistered service marks, applications for registration of service marks, registered trade names, unregistered trade names and applications for registration of trade names.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(a)

Patents and Patent Applications

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(b)

Trademarks

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(c)

Biological Materials

[*]1

1 30 pages omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(d)

Equipment: All of the equipment identified on Schedule 1.1(d) (it being understood that equipment owned by a Third Party and leased to BioTime shall not constitute a BioTime Contributed Asset).

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(e)

Inventory

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(f)

Files and Records

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(g)

Files and Records

[*]2

2 8 pages omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(h)

Regulatory Filings: All of the Regulatory Filings of BioTime identified on Schedule 1.1(h).

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1(i)

Government Authroizations

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.3

Expenses incurred since 1 July 2017

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2.2(e)

Consents

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.2(g)

Consents

None

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.